                                                               EXHIBIT (a)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY

                        TO TENDER SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                               IKOS SYSTEMS, INC.
                                       AT
                              $11.00 NET PER SHARE
                                       BY

                              FRESNO CORPORATION,
                          A WHOLLY-OWNED SUBSIDIARY OF

                          MENTOR GRAPHICS CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
            TUESDAY, JANUARY 8, 2002, UNLESS THE OFFER IS EXTENDED.

     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates evidencing shares of common stock, par value $0.01 per share (the "Shares"), of IKOS Systems, Inc., a Delaware corporation (the "Company"), and, if applicable, certificates for the associated preferred stock purchase rights (the "Rights") issued pursuant to the Amended and Restated Rights Agreement between the Company and Bank Boston, N.A. dated January 22, 1999, as amended (the "Rights Agreement"), are not immediately available (including because certificates for Rights have not yet been distributed), or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Wilmington Trust Company (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase, dated December 7, 2001 (the "Offer to Purchase")). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mail to the Depositary. See "The Offer -- Procedures for Tendering Shares and Rights" of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                            WILMINGTON TRUST COMPANY

                            [WILMINGTON TRUST LOGO]

                By Mail:                           By Hand/Overnight Courier:
     CT Reorg. Svcs., Drop Code 1615                Wilmington Trust Company
        Wilmington Trust Company                       Rodney Square North
              P.O. Box 8861                         1100 North Market Street
     Wilmington, Delaware 19899-8861             Wilmington, Delaware 19890-1615
                                               Attn: Corporate Trust Reorg. Svcs.

                                 By Facsimile:

                                 (302) 636-4145

                             Confirm by Telephone:

                                 (302) 636-6518

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "eligible guarantor institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Fresno Corporation ("Purchaser"), a Delaware corporation and a wholly-owned subsidiary of Mentor Graphics Corporation, an Oregon corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 7, 2001 and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares and/or Rights specified below pursuant to the guaranteed delivery procedure set forth in "The Offer -- Procedures for Tendering Shares and Rights" of the Offer to Purchase.

                                                ---------------------------------------------
---------------------------------------------                     SIGN HERE

---------------------------------------------   ---------------------------------------------
     Certificate Numbers (if available)                           Signature

---------------------------------------------   ---------------------------------------------
 [ ] Check here if Shares and Rights will be          (Name(s)) (Please Print) Name of
       tendered by book-entry transfer                      Tendering Institution

---------------------------------------------   ---------------------------------------------
          Number of Shares tendered                                Address

---------------------------------------------   ---------------------------------------------
          Number of Rights tendered                              (Zip Code)

---------------------------------------------   ---------------------------------------------
               Account Number                         (Area Code and Telephone Number)
---------------------------------------------   ---------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc. or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees
(a) that the above named person(s) "own(s)" the Shares and Rights tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Shares and Rights complies with Rule 14e-4 and (c) to deliver to the Depositary of the Shares and Rights tendered hereby, in proper form of transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents (x) in the case of Shares, within three Nasdaq National Market trading days of the date hereof and (y) in the case of Rights, within a period ending on the later of (i) three Nasdaq National Market trading days after the date hereof or (ii) three Nasdaq National Market trading days after the date certificates for Rights are distributed to stockholders.

--------------------------------------------------------------------------------
                                 (NAME OF FIRM)

--------------------------------------------------------------------------------
                             (AUTHORIZED SIGNATURE)

--------------------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                                   (ADDRESS)

--------------------------------------------------------------------------------
                                   (ZIP CODE)

--------------------------------------------------------------------------------
                        (AREA CODE AND TELEPHONE NUMBER)

     DO NOT SEND SHARE CERTIFICATES OR RIGHTS CERTIFICATES WITH THIS NOTICE OF GUARANTEE DELIVERY. SHARE CERTIFICATES AND, IF APPLICABLE, RIGHTS CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

Dated:
-------------------------------------------------

                                        3